UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 4, 2021

Bank of Commerce Holdings
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-25135	94-2823865
(Commission File Number)	IRS Employer Identification No.

555 Capitol Mall, Suite 1255
Sacramento, California 95814
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (800) 421-2575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BOCH	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Bank of Commerce Holdings (the “Company”) and its wholly owned subsidiary Merchants Bank of Commerce (the “Bank”) have announced that on March 4, 2021 the Board of Directors of the Company (the “Board”) elected Diane D. Miller as a new director of the Company and the Bank, effective March 16, 2021, and continuing until the 2021 Annual Meeting of Shareholders, at which time it is anticipated that she will be nominated for re-election by the shareholders. Ms. Miller was also appointed to the Long-Range Planning Committee of the Company.

Ms. Miller, age 67, has been President and Chief Executive Officer of Wilcox Miller & Nelson, a human capital management and governance consulting firm, since 2000. For ten years she served on the National Association of Corporate Director’s (NACD) Board Advisory Services Faculty, providing governance consulting, education, evaluation and strategic advising to boards across the nation. Ms. Miller has served on the Paris-based LeaderXXchange Advisory Board since 2018, which advises and promotes diversity and sustainability in governance, leadership and investment. She currently serves on the nonprofit boards of AARP Foundation, The Host Committee, and California Chamber of Commerce, and previously chaired the NACD northern California Chapter Board. She also served on the University of the Pacific Board of Regents, Career Partners International, Inc., Umpqua Holdings Corporation, and Humboldt Bancorp. She has taken cyber-security programs through NACD, SANS and MIT.

The Board affirmatively determined that Ms. Miller qualifies as an “independent director” in accordance with The Nasdaq Stock Market listing standards. Additionally, Ms. Miller does not have an interest in any transactions requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Ms. Miller and any of the Company's directors or other executive officers. Other than as described below, there are no arrangements or understandings between Ms. Miller and any other persons or entities pursuant to which she has been elected as a director of the Company.

Ms. Miller will receive compensation for her services as a director, consisting of a cash retainer and, when authorized, stock awards under the Company’s director compensation program applicable to non-employee members of the Board, as described in the Company’s proxy statement for its 2020 annual meeting of shareholders.

In connection with the election of Ms. Miller as a director of the Company, the Board increased the number of directors comprising the Board from 10 to 11 directors, effective March 16, 2021.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release announcing the election of Ms. Miller as a new director of the Company is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

EXHIBIT INDEX

Exhibit                   Description
99.1                        Press Release dated March 5, 2021
104                        Cover Page Interactive Data File (formatted as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2021
/s/ James A. Sundquist
By: James A. Sundquist
Executive Vice President – Chief Financial Officer

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